  [LOGO] Fifth Third Funds


[ARTWORK]


                                                           Strategic Income Fund

                                                           Multicap Value Fund

                                                           Worldwide Fund

                                                           Microcap Value Fund

  Fifth Third Funds

  Institutional, Advisor,
  Investment A, B, and C Shares

  Working hard to
  build your wealth!


-------------------
  Prospectus
  _________, 2001

  The Securities and Exchange Commission has not approved or disapproved the shares described in this prospectus or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Fifth Third Funds
Maxus Successor Stock and Bond Mutual Funds
Institutional Shares
Advisor Shares
Investment A Shares
Investment B Shares
Investment C Shares

Overview
This section provides important information about each of the stock and bond funds (the "Funds"), each a separate series of Fifth Third Funds, including:

     .    the investment objective

     .    principal investment strategies

     .    principle risks, and

     .    volatility and performance information

All funds are managed by Fifth Third Asset Management.

Like all mutual funds, share prices of the Funds may rise and fall in value and you could lose money. There is no guarantee that any Fund will achieve its objective.

Fifth Third Strategic Income Fund
Fifth Third Multicap Value Fund
Fifth Third Worldwide Fund
Fifth Third Microcap Value Fund

The information required by Items 1 through 9 for the above referenced Funds of Fifth Third Funds (the "registrant") is hereby incorporated by reference to Part A of Post-Effective Amendment No. 36 to the Registrant's Registration Statement of Form N-1A, filed with the Securities and Exchange Commission on November 30, 2000.

Table of Contents

This prospectus has been arranged into different sections so that you can easily review this important information. For more detailed information about each Fund, please see:

Objectives, Strategies and Risks
--------------------------------------------------------------------------------
Strategic Income Fund                                                          3
Multicap Value Fund                                                            6
Worldwide Fund                                                                 8
Microcap Value Fund                                                           11

Shareholder Fees and Fund Expenses
--------------------------------------------------------------------------------
Fee Tables                                                                    13
Expense Examples                                                              15

Additional Information About the Funds' Investments
--------------------------------------------------------------------------------
                                                                              17
Fund Management
--------------------------------------------------------------------------------
Investment Advisor                                                            23
Portfolio Managers                                                            24
Fund Administration                                                           25

Shareholder Information
--------------------------------------------------------------------------------
Purchasing And Selling Fund Shares                                            26
Purchasing And Adding To Your Shares                                          26
Selling Your Shares                                                           29
Exchanging Your Shares                                                        34
Distribution Arrangements/ Sales Charges for Stock and Bond Funds             36
Dividends And Capital Gains                                                   42
Taxation                                                                      42

Financial Highlights
--------------------------------------------------------------------------------
                                                                              43

Back Cover
--------------------------------------------------------------------------------
Where to learn more about Fifth Third Funds

Fifth Third Strategic Income Fund
                                                                LOGO


Fundamental Objective             High level of total return (using a
                                  combination of income and capital
                                  appreciation) consistent with reasonable risk.


Principal Investment Strategies   Under normal market conditions, the Fund
                                  invests at least 80% of total assets in
                                  income-producing securities (such as debt securities), preferred stocks and common and preferred shares of closed-end investment companies (also known as "closed-end funds") having portfolios consisting primarily of income-producing securities). Certain of the debt securities and preferred stocks in which the Fund invests may be convertible into common shares. To a lesser degree, the Fund will invest directly in common shares bearing high dividends.


                                  The Fund will alter the composition of its portfolio as economic and market trends change. The Advisor will increase its investment in short-term debt securities during periods when it believes interest rates will rise and will increase its investment in long-term debt securities when it believes interest rates will decline. The Fund may invest in debt securities of any maturity.


                                  In selecting corporate debt securities for the Fund the Advisor intends to invest principally in securities rated BBB or better by Standard & Poor's Corporation(R) rating service, but may invest in securities rated as low as BB, B, CCC or CC or unrated securities when these investments are believed by the Advisor to be sound. The Fund will not invest more than 20% of its portfolio in (i) securities rated BB or lower by Standard & Poor's Corporation and/or
                                  (ii) unrated securities which, in the opinion of the Advisor, are of quality comparable to those rated BB or lower. Securities rated lower than BBB by Standard & Poor's, sometimes referred to as "junk bonds," are usually considered lower-rated securities and have speculative characteristics.

                                  In selecting closed-end funds for the Fund, the Advisor will invest in closed-end funds which, in choosing corporate debt securities in which they invest, adhere to ratings criteria no less strict than those followed by the Fund in selecting its direct investments in corporate debt securities. Such closed-end funds may invest in debt securities of United States or foreign issuers.

                                  When the Advisor believes that market
                                  conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

Principal Investment Risks

An investment in the Fund is not a deposit of Fifth Third Bank or any other bank and is not insured or guaranteed by the FDIC or any other government agency.

                                  The principal risks of investing in the Fund include the risks of investing in debt securities. Prices of debt securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of debt securities fall. The net asset value of the Fund may also decrease during periods of rising interest rates. An issuer of debt securities may default (fail to repay interest and principal when due). If an issuer defaults or the risk of such default is perceived to have increased, the Fund will lose all or part of its investment. The net asset value of the Fund may fall during periods of economic downturn when such defaults or risk of defaults increase. Securities rated below investment grade, also known as junk bonds, generally entail greater risks than investment grade securities. For example, their prices are more volatile, their values are more negatively impacted by economic downturns, and their trading market may be more limited.

                                  Investments in closed-end funds present
                                  additional risks to investors. Investment by the Fund in closed-end funds results in a duplication of advisory fees and other expenses, thereby resulting in a lower return for the Fund than would be the case in the absence of such duplication. Such investments may be less liquid than other investments. In addition, since these closed-end funds invest in debt securities, they are subject to the same risks described above.

                                     Also, certain of the closed-end funds in
                                  which the Fund invests may invest part or all of their assets in debt securities of foreign issuers. Because foreign securities ordinarily are denominated in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the closed-end fund's net asset value, the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and capital gain, if any, to be distributed to shareholders by the closed-end fund. If the value of a foreign currency declines against the U.S. dollar, the value of the closed-end fund's assets denominated in that currency will decrease. Although these closed-end funds may enter into "hedging" transactions intended to minimize the risk of loss due to a decline in the value of the subject foreign currency, in some cases all or a portion of the closed-end fund's portfolio remains subject to this risk of loss. There are additional risks relating to political, economic, or regulatory conditions in foreign countries; withholding or other taxes; trading, settlement, custodial, and other operational risks; and the potentially less stringent investor protection and disclosure standards of foreign markets. All of these factors can make foreign investments of such closed-end funds more volatile and potentially less liquid than U.S. investments.

Fifth Third Strategic Income Fund

                                                                LOGO

Volatility and Performance Information

This section would normally include a bar chart and a table showing how the Strategic Income Fund has performed and how its performances varied from year to year. Because the Fund has not commenced operations, the bar chart and table are not shown at this time. The Fund was created in anticipation of a consolidation transaction with the Maxus Income Fund. When and if that transaction occurs, the Fund will succeed to the performance history of the Maxus Income Fund.

 Fifth Third Multicap Value Fund
                                                                LOGO


Fundamental Objective              High level of total return (using a
                                   combination of capital appreciation and
                                   income).


Principal Investment Strategies    Under normal market conditions, the Fund
                                   invests at least 65% of total assets in
                                   equity securities. Equity securities consist of common stock and securities convertible into common stock. The Fund emphasizes a "value" style of investing. In deciding which securities to buy and which to sell, the Advisor will give primary consideration to fundamental factors. For example, securities having relatively low ratios of share price to book value, net asset value, earnings and cash flow will generally be considered attractive investments. Additionally, the
                                   Advisor will give secondary consideration to insider transactions and the growth of earnings.

                                   When the Advisor believes that market
                                   conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.


Principal Investment Risks

An investment in the Fund is not a deposit of Fifth Third Bank or any other bank and is not insured or guaranteed by the FDIC or any other government agency.


                                   The principal risks of investing in the Fund include the risks of investing in equity securities. The prices of equity securities fluctuate based on changes in a company's activities and financial condition and in overall market conditions. While the Fund invests in both smaller and larger companies, the smaller companies in which the Fund invests are especially sensitive to these factors and therefore may be subject to greater share price fluctuations than other companies. Also, securities of these smaller companies are often less liquid, thus possibly limiting the ability of the Fund to dispose of such securities when the Advisor deems it desirable to do so. As a result of these factors, securities of these smaller companies may expose shareholders of the Fund to above-average risk.

Fifth Third Multicap Value Fund

                                                                LOGO

Volatility and Performance Information

This section would normally include a bar chart and a table showing how the Multicap Value Fund has performed and how its performances varied from year to year. Because the Fund has not commenced operations, the bar chart and table are not shown at this time. The Fund was created in anticipation of a consolidation transaction with the Maxus Equity Fund. When and if that transaction occurs, the Fund will succeed to the performance history of the Maxus Equity Fund.

Fifth Third Worldwide Fund
                                                                LOGO


Fundamental Objective              High level of total return (using a
                                   combination of capital appreciation and
                                   income) consistent with reasonable risk.

Principal Investment Strategies    Under normal market conditions, the Fund
                                   invests primarily in other mutual funds which invest on a global basis. The Fund will structure its portfolio of mutual funds by
                                   (1) identifying certain global investment themes (for example, global telecommunication or emerging markets) which are expected to provide a favorable return over the next six to twelve months and (ii) selecting one or more mutual funds with management styles (for example, value vs. growth or large cap vs.
                                   small cap) or investment concentrations which represent each theme. As market conditions change, the Fund will exit those investment themes which appear to have run their course and replace them with more attractive opportunities. The Fund also will look for opportunities caused by market-moving events
                                   (such as political events, currency
                                   devaluations and natural disasters) that cause a disequilibrium between securities prices and their underlying intrinsic values.

                                   The Fund may also seek to achieve its
                                   objective by investing in mutual funds whose investment objectives are to provide investment results which either (i) generally correspond to the performance of a recognized stock price index ("index funds"), (ii) generally correspond to a specified multiple of (for example, two times) the performance of a recognized stock price index ("leveraged index funds"), (iii) generally correspond to the inverse (opposite) of the performance of a recognized stock price index ("bear funds") or (iv) generally correspond to a specified multiple of the inverse (opposite) of the performance of a recognized stock price index ("leveraged bear funds").


                                   The Fund may invest in "index funds" and/or
                                   "leveraged index funds" when the Advisor believes that equity prices in general are likely to rise in the near term. Investments in "index funds" and "leveraged index funds" are designed to allow the Fund to seek to profit from anticipated increases in the indexes to which such funds generally are correlated. The Fund may invest in "bear funds" and/or "leveraged bear funds" when the Advisor believes that equity prices in general are likely to decline in the near term. Investments in "bear funds" and "leveraged bear funds" are designed to allow the Fund to seek to profit from anticipated decreases in the indexes to which such funds generally are inversely correlated.

                                   The Fund reserves the right to invest up to 100% of its assets in high-quality short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

                                   Because the Fund reallocates fund investments across potentially numerous asset subclasses as evolving economic and financial conditions warrant, the portfolio turnover rate of the Fund is much higher than that of most other funds with similar objectives. Although the Fund invests exclusively in underlying funds that do not charge front-end or deferred sales loads, a sub-custodian of the Fund does impose a small transaction charge for each purchase or sale of underlying fund shares. The higher the portfolio turnover rate, the greater will be the custodial transaction charges borne by the Fund. Also, a high rate of portfolio turnover will result in high amounts of realized investment gain subject to the payment of taxes by shareholders. Any realized net short-term investment gain will be taxed to shareholders as ordinary income. See "Dividends and Capital Gains" below.

Principal Investment Risks

An investment in the Fund is not a deposit of Fifth Third Bank or any other bank and is not insured or guaranteed by the FDIC or any other government agency.

                                   The principal risks of investing in the Fund include the risks of investing in other funds which have substantial investments in foreign markets. Foreign securities, foreign currencies, and securities issued by U.S. entities with substantial foreign operations can involve additional risks relating to political, economic or regulatory conditions in foreign countries. These risks include fluctuations in foreign currencies; withholding or other taxes; trading, settlement, custodial and other operational risks; and the less stringent investor protection and disclosure standards of some foreign markets. All of these factors can make foreign investments, especially those in emerging markets, more volatile and potentially less liquid than U.S. investments. In addition, foreign markets can perform differently than the U.S. market. If these factors cause the net asset values of the underlying funds to decline, the Fund's share price will decline.

                                   The Fund may invest in "index funds" or
                                   "leveraged index funds." If equity prices generally decline while the Fund is invested in an index fund or funds, the Fund could experience substantial losses. Such losses would be magnified to the extent the Fund is invested in a "leveraged index fund" or funds.

                                   The Fund may also invest in "bear funds" or "leveraged bear funds." If equity prices generally rise while the Fund is invested in a bear fund or funds, the Fund could experience substantial losses. Such losses would be magnified to the extent the Fund is invested in a leveraged bear fund or funds.

                                   An investor in the Fund will bear not only his proportionate share of the expenses of the Fund but also indirectly similar expenses of the underlying mutual funds in which the Fund invests. These expenses consist of advisory fees, expenses related to the distribution of shares, brokerage commissions, accounting, pricing and custody expenses, printing, legal and audit expenses and other miscellaneous expenses.

                                   Through its investment in underlying funds, the Fund indirectly may invest more than 25% of its total assets in one industry. Such indirect concentration of the Fund's assets may subject the shares of the Fund to greater fluctuation in value than would be the case in the absence of such concentration.

 Fifth Third Worldwide Fund
                                                                          LOGO

Volatility and Performance Information

This section would normally include a bar chart and a table showing how the Worldwide Fund has performed and how its performances varied from year to year. Because the Fund has not commenced operations, the bar chart and table are not shown at this time. The Fund was created in anticipation of a consolidation transaction with the Maxus Laureate Fund. When and if that transaction occurs, the Fund will succeed to the performance history of the Maxus Laureate Fund.

 Fifth Third Microcap Value Fund
                                                                          LOGO


Fundamental Objective  Capital appreciation.


Principal Investment
Strategies             Under normal market conditions, the Fund invests at least
                       65% of total assets in equity securities of companies whose equity securities have a total market value of between $10,000,000 and $200,000,000. Equity securities consist of common stock and securities convertible into common stock. The Fund emphasizes a "value" style of investing. In deciding which securities to buy and which to sell, the Advisor will give primary consideration to fundamental factors. For example, securities having relatively low ratios of share price to book value, net asset value, earnings and cash flow will generally be considered attractive investments. Additionally, the
                       Advisor will give secondary consideration to insider transactions and the growth of earnings.

                       As a result of its focus on smaller companies and its intent to take short-term positions in certain equity securities, the Fund may be considered to be more "aggressive" than other mutual funds having a "value" style of investing.

                       When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.


Principal Investment Risks

An investment in the Fund is not a deposit of Fifth Third Bank or any other bank and is not insured or guaranteed by the FDIC or any other government agency.

                       The principal risks of investing in the Fund include the risks of investing in equity securities. The prices of equity securities fluctuate based on changes in a company's activities and financial condition and in overall market and financial conditions. The smaller companies in which the Fund invests are especially sensitive to these factors and therefore may be subject to greater share price fluctuations than other companies. Also, securities of these smaller companies are often less liquid, thus possibly limiting the ability of the Fund to dispose of such securities when the Advisor deems it desirable to do so. As a result of these factors, securities of these smaller companies may expose shareholders of the Fund to above average risk.

Fifth Third Microcap Value Fund
                                                                          LOGO

Volatility and Performance Information

This section would normally include a bar chart and a table showing how the Microcap Value Fund has performed and how its performances varied from year to year. Because the Fund has not commenced operations, the bar chart and table are not shown at this time. The Fund was created in anticipation of a consolidation transaction with the Maxus Aggressive Value Fund. When and if that transaction occurs, the Fund will succeed to the performance history of the Maxus Aggressive Value Fund.

Shareholder Fees and Fund Expenses

Fee Tables

These tables describe the fees and expenses that you may pay if you buy and hold shares of the Funds.

 Shareholder Fees

                           Fifth Third                         Fifth Third
                        Strategic Income                     Multicap Value
                              Fund                                Fund
                      Institutional Advisor  Institutional Advisor  A        B       C
 Maximum Sales Charge
   (Load) Imposed on     None      None       None       None    4.50%     None    None
   Purchases
-------------------------------------------------------------------------------------------
 Maximum Sales Charge
   (Load) Imposed on     None      None       None       None      None    None     None
   Reinvested
   Dividends
-------------------------------------------------------------------------------------------
 Maximum Deferred
   Sales Load            None      None       None      None      None    5.00%/1/ 1.00%/2/
-------------------------------------------------------------------------------------------

 Annual Fund
 Operating
 Expenses (as a
 percentage of
 average
 net assets)

 Management fees
                         1.00%     1.00%      1.00%     1.00%     1.00%   1.00%    1.00%
-------------------------------------------------------------------------------------------
Distribution/Service
(12b-1) fees             None      0.50%      None      0.50%     0.25%   1.00%    0.75%

-------------------------------------------------------------------------------------------
 Other expenses/3/
                         0.67%     0.67%      0.53%     0.53%     0.53%   0.53%    0.78%

-------------------------------------------------------------------------------------------
 Total Annual Fund
   Operating Expenses    1.67%     2.17%      1.53%     2.03%     1.78%   2.53%    2.53%

-------------------------------------------------------------------------------------------
 Fee Waiver and/or
   Expense               0.26%     0.26%      0.20%     0.20%     0.20%   0.20%    0.20%
   Reimbursement/4/
-------------------------------------------------------------------------------------------
 Net Expenses            1.41%     1.91%      1.33%     1.83%     1.58%   2.33%    2.33%

-------------------------------------------------------------------------------------------

---------------
/1/ 5% in the first year after purchase, declining to 4% in the second year, 3% in the third and fourth years, 2% in the fifth year, 1% in the sixth year and eliminated thereafter. Approximately eight years after purchase, Investment B shares automatically convert to Investment A shares.

/2/ The CDSC for Investment C shares of 1.00% applies to shares redeemed within the first year of purchase.

/3/ Other expenses are based on estimated amounts for the current fiscal year.

/4/ The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses to limit total annual fund operating expenses for the Strategic Income Fund to: Institutional, 1.41%; Advisor, 1.91%; and for the Multicap Value Fund to: Institutional 1.33%; Advisor, 1.83%; Investment A, 1.58%, Investment B, 2.33%; Investment C, 2.33%. These waivers will remain in effect until 1/2/03.

/5/ In addition to the expenses shown above, if you buy and hold shares of the Strategic Income Fund you will indirectly bear your pro rata share of fees and expenses incurred by the underlying funds in which the Fund invests so that the investment returns of the Fund will be net of the expenses of the underlying funds. Expenses shown do not include expenses of the underlying Funds in which the Fund invests.

Shareholder Fees and Fund Expenses

Fee Tables

These tables describe the fees and expenses that you may pay if you buy and hold shares of the Funds.

 Shareholder Fees

                           Fifth Third                       Fifth Third
                            Worldwide                      Microcap Value
                             Fund/5/                             Fund
                      Institutional   Advisor   Institutional   Advisor        A        B         C
 Maximum Sales Charge
   (Load) Imposed on       None        None         None         None        4.50%     None      None
   Purchases
---------------------------------------------------------------------------------------------------------
 Maximum Sales Charge
   (Load) Imposed on       None        None         None         None        None      None      None
   Reinvested
Dividends
---------------------------------------------------------------------------------------------------------
 Maximum Deferred
   Sales Load              None        None         None         None        None     5.00%/1/   1.00%/2/
---------------------------------------------------------------------------------------------------------

   Annual Fund
Operating
 Expenses (as a
 percentage of
 average
 net assets)



 Management fees
                           1.00%       1.00%        1.00%        1.00%       1.00%    1.00%      1.00%
---------------------------------------------------------------------------------------------------------
Distribution/Service
(12b-1) fees               None        0.50%        None         0.50%       0.25%    1.00%      0.75%

---------------------------------------------------------------------------------------------------------
 Other expenses/3/
                           0.61%       0.61%        0.83%        0.83%       0.83%    0.83%      1.08%

---------------------------------------------------------------------------------------------------------
 Total Annual Fund
   Operating Expenses      1.61%       2.11%        1.83%        2.33%       2.08%    2.83%      2.83%

---------------------------------------------------------------------------------------------------------
 Fee Waiver and/or
   Expense                 0.19%       0.19%        0.23%        0.23%       0.23%    0.23%      0.23%
Reimbursement/4/
---------------------------------------------------------------------------------------------------------
 Net Expenses              1.42%     1.92%          1.60%        2.10%       1.85%    2.60%      2.60%

---------------------------------------------------------------------------------------------------------

/1/ 5% in the first year after purchase, declining to 4% in the second year, 3% in the third and fourth years, 2% in the fifth year, 1% in the sixth year and eliminated thereafter. Approximately eight years after purchase, Investment B shares automatically convert to Investment A shares.

/2/The CDSC for Investment C shares of 1.00% applies to shares redeemed within the first year of purchase.

/3/ Other expenses are based on estimated amounts for the current fiscal year.

/4/ The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses to limit total annual fund operating expenses for the Worldwide Fund to: Institutional, 1.42%; Advisor, 1.92%; and for the Microcap Value Fund to: Institutional 1.60%; Advisor, 2.10%; Investment A, 1.85%, Investment B, 2.60%; Investment C, 2.60%. These waivers will remain in effect until 1/2/03.

/5/ In addition to the expenses shown above, if you buy and hold shares of the Worldwide Fund you will indirectly bear your pro rata share of fees and expenses incurred by the underlying funds in which the Fund invests, so that the investment returns of the Fund will be net of the expenses of the underlying funds. Expenses shown do not include expenses of the underlying funds in which the Fund invests.

Shareholder Fees and Fund Expenses

 Expense Examples

Use the tables below to compare fees and expenses with the fees and expenses of other mutual funds. The tables illustrate the amount of fees and expenses you and the Fund would pay, assuming a $10,000 initial investment, 5% annual return, payment of maximum sales charges, and no changes in the Fund's operating expenses. Amounts are presented assuming redemption at the end of each period. Because these examples are hypothetical and for comparison only, your actual costs may be different.



                               Fifth Third Strategic Income Fund  1       3
                                                                Year    Years
                               -------------------------------------------------
                               Institutional Shares
                               -------------------------------------------------
                               Advisor Shares
                               -------------------------------------------------
                               Fifth Third Multicap Value        1        3
                               Fund                             Year    Years
                               -------------------------------------------------
                               Institutional Shares
                               -------------------------------------------------
                               Advisor Shares
                               -------------------------------------------------
                               Investment A Shares
                               -------------------------------------------------
                               Investment B Shares
                               Assuming Redemption
                               Assuming no Redemption
                               -------------------------------------------------
                               Investment C Shares
                               Assuming Redemption
                               Assuming no Redemption
                               -------------------------------------------------

Shareholder Fees and Fund Expenses

                                                                 1       3
                           Fifth Third Worldwide Fund           Year   Years
                           -----------------------------------------------------
                           Institutional Shares
                           -----------------------------------------------------
                           Advisor Shares
                           -----------------------------------------------------
                                                                 1       3
                           Fifth Third Microcap Value           Year   Years
                           Fund
                           -----------------------------------------------------
                           Institutional Shares
                           -----------------------------------------------------
                           Advisor Shares
                           -----------------------------------------------------
                           Investment A Shares
                           -----------------------------------------------------
                           Investment B Shares
                           Assuming Redemption
                           Assuming no Redemption
                           -----------------------------------------------------
                           Investment C Shares
                           Assuming Redemption
                           Assuming no Redemption
                           -----------------------------------------------------

Additional Information About the Funds' Investments

Investment Practices

The Funds invest, either directly or through other investment companies, in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. The following table describes the securities and techniques the Funds are exposed to, as well as the main risks they pose. Equity securities are subject mainly to market risk. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. Following the table is a more complete discussion of risk. You may also consult the Statement of Additional Information for additional details regarding these and other permissible investments.

   FUND NAME                                                        FUND CODE
  ----------                                                      --------------
Strategic Income Fund                                                    1
Multicap Value Fund                                                      2
Worldwide Fund                                                           3
Microcap Value Fund                                                      4

                  INSTRUMENT                                               FUND CODE           RISK TYPE
---------------------------------------------------------               ---------------      ------------
Bankers' Acceptances: Bills of exchange or time drafts drawn on                  1-4         Credit
   and accepted by a commercial bank. Maturities are generally six                           Liquidity
   months or less.                                                                           Market
                                                                                             Interest Rate

Bonds: Interest-bearing or discounted securities that obligate the               1-4         Market
   issuer to pay the bondholder a specified sum of money, usually at                         Credit
   specific intervals, and to repay the principal amount of the loan at                      Interest Rate
   maturity.                                                                                 Political

Bear Funds:  Fund intended to increase/decrease in value inversely to             3          Inverse Market
the stock or equity index to which it relates.                                               Leverage
                                                                                             Liquidity

Call and Put Options: A call option gives the buyer the right to                 1-4         Management
   buy, and obligates the seller of the option to sell, a security at                        Liquidity
   a specified price. A put option gives the buyer the right to sell,                        Credit
   and obligates the seller of the option to buy a security at a                             Market
   specified price.                                                                          Leverage

Certificates of Deposit: Negotiable instruments with a stated                    1-4         Market
   maturity.                                                                                 Credit
                                                                                             Liquidity
                                                                                             Interest Rate

Closed-End Funds:  Funds traded on an exchange, which are not                   1, 3         Market
   redeemable on a continuous basis.                                                         Liquidity

Commercial Paper: Secured and unsecured short-term                               1-4         Credit
   promissory notes issued by corporations and other entities.                               Liquidity
   Maturities generally vary from a few days to nine months.                                 Market
                                                                                             Interest Rate

Additional Information About the Funds' Investments

                       INSTRUMENT                                          FUND CODE            RISK TYPE
-----------------------------------------------------------             ---------------      ------------
Common Stock: Shares of ownership of a company.                                1, 2, 4       Market

Convertible Securities: Bonds or preferred stock that convert to                1- 3         Market
   common stock.                                                                             Credit

Derivatives: Instruments whose value is derived from an                           3          Management
   underlying contract, index or security, or any combination                                Market
   thereof, including futures, options (e.g., put and calls),                                Credit
   options on futures, swap agreements, and some mortgage-                                   Liquidity
   backed securities.                                                                        Leverage
                                                                                             Interest Rate

Foreign Currency Transactions: Foreign currency transactions                      3          Foreign Investment
   include forward foreign currency exchange contracts, foreign                              Market
   currency options, and foreign currency futures transactions.                              Political

Foreign Securities: Stocks issued by foreign companies, as well                   3          Market
   as commercial paper of foreign issuers and obligations of                                 Political
   foreign banks, overseas branches of U.S. banks and                                        Liquidity
   supranational entities.                                                                   Foreign Investment

Futures and Related Options: A contract providing for the                         3          Management
   future sale and purchase of a specified amount of a specified                             Market
   security, class of securities, or an index at a specified time in                         Credit
   the future and at a specified price.                                                      Liquidity
                                                                                             Leverage

High-Yield/High-Risk/Debt Securities: High-yield/high-risk/debt                  1-4         Credit
   securities are securities that are rated below investment grade by                        Market
   the primary rating agencies (e.g., BB or lower by Standard & Poor's and                   Liquidity
   Ba or lower by Moody's). These securities are considered speculative                      Interest Rate
   and involve greater risk of loss than investment grade debt securities.
   Other terms commonly used to describe such securities include "lower rated bonds," "non-investment grade bonds" and "junk bonds."

Illiquid Securities: Securities which may be difficult to sell at an             1-4         Liquidity
   acceptable price.                                                                         Market

Investment Company Securities: Shares of investment companies.                   1-4         Market
   (Note:  These investment companies may include money market funds of                      Foreign Investment
   Fifth Third Funds.)                                                                       Investment Style
                                                                                             Inverse
                                                                                             Leverage
                                                                                             Liquidity
                                                                                             Management

Additional Information About the Funds' Investments

         INSTRUMENT                                                                FUND CODE          RISK TYPE
----------------------------------                                              ---------------      ------------
Investment Grade Bonds: Interest-bearing or discounted government                        1-4         Market
   or corporate securities that obligate the issuer to pay the bondholder                            Credit
   a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity. Investment grade bonds are those rated BBB or better by S&P or Baa or better by Moody's or similarly rated by other nationally recognized statistical rating organizations, or, if not rated, determined to be of comparable quality by the Advisor.

Leveraged Funds:  Funds that utilize leverage in an attempt to maximize                   3          Market Leverage
   gains.

Money Market Instruments: Investment-grade, U.S. dollar                                  1-4         Market
   denominated debt securities that have remaining maturities of one                                 Credit
   year or less. These securities may include U.S. government obligations, commercial paper and other short-term corporate obligations, repurchase agreements collateralized with U.S.
   government securities, certificates of deposit, bankers' acceptances, and other financial institution obligations. These securities may carry fixed or variable interest rates.

Repurchase Agreements: The purchase of a security and the                                1-4         Market
   simultaneous commitment to return the security to the seller at an                                Leverage
   agreed upon price on an agreed upon date. This is treated as a loan.

Restricted Securities: Securities not registered under the Securities                    1-4         Liquidity
   Act of 1933, such as privately placed commercial paper and Rule                                   Market
   144A securities.

Reverse Repurchase Agreements: The sale of a security and the                            1-4         Market
   simultaneous commitment to buy the security back at an agreed                                     Leverage
   upon price on an agreed upon date. This is treated as a borrowing by a Fund.

Securities Lending: The lending of up to 33 1/3% of the Fund's total                     1-4         Market
   assets. In return the Fund will receive cash, other securities,                                   Leverage
   and/or letters of credit.                                                                         Liquidity
                                                                                                     Credit

Short-Term Trading: The sale of a security soon after its purchase. A                    1-4         Market
   portfolio engaging in such trading will have higher turnover and transaction expenses.

Additional Information About the Funds' Investments

                    INSTRUMENT                                              FUND CODE          RISK TYPE
----------------------------------------------------------                -------------      --------------

Small and Microcap Equities:  Equity securities of companies with              2, 4          Market
market capitalization within or lower than those included in the                             Liquidity
S & P Small Cap 600 Index.

Stock-Index Options: A security that combines features of                       2            Management
   options with securities trading using composite stock indices.                            Market
                                                                                             Credit
                                                                                             Liquidity
                                                                                             Leverage

Time Deposits: Non-negotiable receipts issued by a bank in                     1-4           Liquidity
   exchange for the deposit of funds.                                                        Credit
                                                                                             Market

U.S. Government Agency Securities: Securities issued by                        1-4           Interest Rate
   agencies and instrumentalities of the U.S. government. These                              Credit
   include Ginnie Mae, Fannie Mae, and Freddie Mac.

U.S. Treasury Obligations: Bills, notes, bonds, separately traded              1-4           Interest Rate
   registered interest and principal securities, and coupons under bank entry safekeeping.

Warrants: Securities, typically issued with preferred stock or                  3            Market
   bonds, that give the holder the right to buy a proportionate                              Credit
   amount of common stock at a specified price.

Additional Information About the Funds' Investments

Investment Risks

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above as well as those risks discussed in "Principal Investment Risks." Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments and Funds are more susceptible to these risks than others.

Credit Risk. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

Foreign Investment Risk. The risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk. Foreign securities may also be affected by incomplete or inaccurate financial information on companies, social upheavals or political actions ranging from tax code changes to governmental collapse. These risks are more significant in emerging markets.

Interest Rate Risk. The risk that debt prices overall will decline over short or even long periods due to rising interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Interest rate risk should be modest for shorter-term securities, moderate for intermediate-term securities, and high for longer-term securities. Generally, an increase in the average maturity of the Fund will make it more sensitive to interest rate risk. The market prices of securities structured as zero coupon are generally affected to a greater extent by interest rate changes. These securities tend to be more volatile than securities which pay interest periodically.

Investment Style Risk. The risk that returns from a particular class or group of stocks (e.g., value, growth, small cap, large cap) will trail returns from other asset classes or the overall stock market. Groups or asset classes of stocks tend to go through cycles of doing better--or worse--than common stocks in general. These periods can last for periods as long as several years. Additionally, a particular asset class or group of stocks could fall out of favor with the market, causing the Fund to underperform funds that focus on other types of stocks.

Inverse Market Risk: The particular type of market risk (see summary below) associated with "bear funds" that are intended to perform when equity markets decline. These investments will lose value when the equity markets to which they are tied are increasing in value.

Leverage Risk. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

     Hedged. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the Fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

Additional Information About the Funds' Investments

     Speculative. To the extent that a derivative is not used as a hedge, the Fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivatives original cost.

Liquidity Risk. The risk that certain securities may be difficult or impossible to sell at the time and the price that would normally prevail in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on investment management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

Management Risk. The risk that a strategy used by a Fund's portfolio manager may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

Market Risk. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industrial sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

Political Risk. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

Fund Management

Investment Advisor

Fifth Third Asset Management (formerly known as Maxus Asset Management Inc.) (the "Advisor") , 38 Fountain Square Plaza, Cincinnati, Ohio 45263, serves as investment advisor to the Funds. The Advisor is wholly owned by Fifth Third Bank. The Advisor, an investment management organization founded in 1976, is actively engaged in providing discretionary investment management services to institutional and individual clients.

     Subject to the supervision of the Fund's Board of Trustees, the Advisor manages the Funds' assets, including buying and selling portfolio securities. The Advisor also furnishes office space and certain administrative services to the Funds.

Fund Management

 Portfolio Managers

Fifth Third Asset Management

Richard A. Barone has been the portfolio manager of the Fifth Third Strategic Income Fund, Fifth Third Multicap Value Fund, and Fifth Third Microcap Value Fund since the inception of each Fund. Mr. Barone has been employed by the Advisor and its predecessor, Maxus Asset Management Inc., since 1976.

Denis J. Amato has been the co-portfolio manager of the Fifth Third Multicap Value Fund and Fifth Third Microcap Value Fund since its inception. Mr. Amato has been a portfolio manager with the Advisor and its predecessor, Maxus Asset Management since 1997.

James M. Bernard has been the co-portfolio manager of the Fifth Third Strategic Income Fund since 2001. Mr. Bernard has been a portfolio manager with the Advisor and its predecessor since 1995.

Alan Miller has been the portfolio manager of the Fifth Third Worldwide Fund since January 1, 1995. Mr. Miller has been a portfolio manager with the Advisor and its predecessor, Maxus Asset Management Inc. since 1994.

 Fund Administration

BISYS Fund Services Limited Partnership ("BISYS") serves as the administrator of the Funds. The administrator generally assists in all aspects of the Funds' administration and operation, including providing the Funds with certain administrative personnel and services necessary to operate the Funds, such as legal and accounting services. BISYS provides these at an annual rate as specified below:

           Maximum      Average Aggregate Daily
  Administrative Fee    Net Assets of the Trust
  ------------------    -----------------------

       0.20%               of the first $1 billion
       0.18%                of the next $1 billion
       0.17%               in excess of $2 billion

BISYS may periodically waive all or a portion of its administrative fee which will cause the yield of a Fund to be higher than it would otherwise be in the absence of such a waiver.

Pursuant to a separate agreement with BISYS, Fifth Third Bank performs sub-administrative services on behalf of each Fund, including providing certain administrative personnel and services necessary to operate the Funds, Fifth Third Bank receives a fee from BISYS for providing sub-administrative services at an annual rate of 0.04% of the average aggregate daily net assets of all the Funds.

 Shareholder Information

  Purchasing And Selling Fund Shares

Pricing Stock and Bond Fund Shares

The price of Fund shares is based on the Fund's Net Asset Value (NAV). The value of each portfolio instrument held by the Funds is determined by using market prices. Under special circumstances, such as when an event occurs after the close of the exchange on which a Fund's portfolio securities are principally traded, which, in the investment manager's opinion has materially affected the price of those securities, the Fund may use fair value pricing. Each Fund's NAV is calculated at 4:00 p.m. Cincinnati time each day the New York Stock Exchange is open for regular trading and the Federal Reserve Bank of Cleveland is open for business. Each Fund's NAV may change on days when shareholders will not be able to purchase or redeem Fund shares. The Funds will be closed on those days that Fifth Third Bank is closed and on the following holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.


 Purchasing And Adding To Your Shares

You may purchase shares on days when the New York Stock Exchange is open for regular trading and the Federal Reserve Bank of Cleveland is open for business. Your purchase price will be the next NAV after your purchase order, completed application and full payment have been received by the Funds or its transfer agent. All orders for the Stock Funds or for the Bond Funds must be received by the Funds or its transfer agent prior to 4:00 p.m. Cincinnati time in order to receive that day's NAV.

Institutional Shares only may be purchased through the Trust and Investment Department of Fifth Third Bank, Fifth Third Securities, Inc.--Institutional Investment Division, qualified employee retirement plans subject to minimum requirements that may be established by the distributor of Fund shares, or broker-dealers, investment Advisors, financial planners or other financial institutions which have an agreement with Fifth Third Bank to place trades for themselves or their clients for a fee. In order to purchase Institutional shares through one of those entities, you must have an account with it. That account will be governed by its own rules and regulations, which may be more stringent than the rules and regulations governing an investment in the Funds, and you should consult your account documents for full details. Your shares in the Funds may be held in an omnibus account in the name of that institution.

You may purchase Investment A, Investment B, Investment C and Advisor shares through broker-dealers and financial institutions which have a sales agreement with the distributor of Fund shares.1 (Special rules apply for former Advisor shareholders of the Maxus Funds. See below.) In order to purchase Investment A shares through Fifth Third Securities, Inc. or another financial institution, you must open an account with that institution. That account will be governed by its own rules and regulations, which may be more stringent than the rules and regulations governing an investment in the Funds, and you should consult your account documents for full details. Your shares in the Funds will be held in an omnibus account in the name of that institution.

/1/ The Fifth Third Strategic Income Fund and the Fifth Third Worldwide Fund do not offer Investment A, B, or C shares.

 Shareholder Information

The entity through which you are purchasing your shares is responsible for transmitting orders to the Funds by 4:00 p.m. Cincinnati time and it may have an earlier cut-off time for purchase requests. Consult that entity for specific information. If your purchase order has been received by the Funds prior to the time designated by the Funds for receiving orders, you will receive the dividend, if any, declared for that day.

Minimum Investments

                            The minimum initial investment in Institutional shares of the Funds offered by this Prospectus is $1,000. Subsequent investments must be in amounts of at least $50. An institutional investor's minimum investment will be calculated by combining all accounts it maintains with the Fifth Third Funds.

                            The minimum initial investment in Advisor, Investment A, Investment B, or Investment C shares of the Funds offered by this Prospectus is $1,000. Subsequent investments must be in amounts of at least $50. The maximum investment is $250,000 for total purchases of Investment B shares of a Fund offered by this Prospectus.

                            All purchases must be in U.S. dollars. A fee may be charged for any checks that do not clear. Third-party checks are not accepted.

                            For details, contact the Trust toll-free at 1-888-799-5353 or write to: Fifth Third Funds, c/o Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

                            The Funds may reject a purchase order for any reason.


Systematic Investment Program- Investment A and Investment B shares

                            You may make monthly systematic investments in Investment A or Investment B shares of the Funds from your bank account. There is no minimum amount required for initial amounts invested into the Funds. You may elect to make systematic investments on the 1st or the 15th of each month, or both. If the 1st or the 15th of the month is not a day on which the Funds are open for business, the purchase will be made on the previous day the Funds are open for business. Please contact Fifth Third Securities, Inc. or your financial institution for more information.

Shareholder Information

Avoid 31% Tax Withholding

Each Fund is required to withhold 31% of taxable dividends, capital gains distributions and redemptions paid to any shareholder who has not provided the Fund with his or her certified Taxpayer Identification Number (your Social Security Number for individual investors) in compliance with IRS rules. To avoid this withholding, make sure you provide your correct Tax Identification Number.

Instructions for Purchases by Former Maxus Funds Shareholders

If you held in your name (rather than through a brokerage account) Investor shares of the Maxus Income Fund, the Maxus Equity Fund, the Maxus Laureate Fund, or the Maxus Aggressive Value Fund at the time those funds were consolidated into one of the Fifth Third Funds, and you continue to hold in your name the shares of the Fifth Third Fund that you received in the merger or by way of a subsequent exchange, you may purchase additional shares of that Fifth Third Fund directly from the Funds rather than through Fifth Third Securities, Inc. or another financial institution. The Funds reserve the right to change or eliminate these privileges at any time.



By Mail
                    For Subsequent Investments:

                    1. Use the investment slip attached to your account
                       statement. Or, if unavailable, provide the following information:

                       .    Fund name

                       .    Share class

                       .    Amount invested

                       .    Account name and account number

                    2. Make check, bank draft or money order payable to "Fifth
                       Third Funds" and include your account number on the check.

                    3. Mail or deliver investment slip and full payment to the following address:



                       By Regular Mail:           By Express Mail:
                       Fifth Third Funds          Fifth Third Funds
                       P.O. Box 182706            c/o BISYS Fund Services
                       Columbus, OH               3435 Stelzer Road
                       43218-2706                 Columbus, OH 43219-3035

Shareholder Information

By Wire Transfer

                         For Subsequent Investments:

                         Instruct your bank to wire transfer your investment to:

                           Fifth Third Bank
                           Cincinnati, OH
                           A/C #99944318
                           ABA #042000314
                           Reference: Fifth Third Funds
                           FFC: Shareholder name, Fund name, and Account number

                         Note: Your bank may charge a wire transfer fee.

Systematic Investment Program

                         To begin making systematic investments or to increase the amounts you already are investing:

                         [X]    Write a letter of instruction indicating:

                             . Your bank name, address, account number, and ABA
                               routing number

                             . The amount you wish to invest automatically

                         [X]    Attach a voided personal check.

                         [X]    Mail To:

                             Fifth Third Funds
                             P.O. Box 182706
                             Columbus, OH 43218-2706


 Selling Your Shares

You may sell your shares on days when the New York Stock Exchange is open for regular trading and the Federal Reserve Bank of Cleveland is open for business. Your sales price will be the next NAV after your sell order is received by the Funds, its transfer agent, or your investment representative. All orders must be received by the Funds or its transfer agent prior to the time the Fund calculates its NAV in order to receive that day's NAV. If your order has been received by the Fund prior to the time the Fund calculates its NAV, and your shares have been sold you will not receive the dividend, if any, declared for that day. Normally you will receive your proceeds within a week after your request is received.

In order to sell your Institutional shares, call the Trust and Investment Department at Fifth Third Bank, Fifth Third Securities, Inc.--Institutional Investment Division, the sponsor of your qualified employee retirement plan or the broker-dealer, investment Advisor, financial planner or other institution through which you purchased your shares.

You may sell Advisor, Investment A, Investment B or Investment C shares through the financial institution through which you purchased them. (Special rules apply for certain former shareholders of the Maxus Income Fund, the Maxus Equity Fund, the Maxus Laureate Fund, or the Maxus Aggressive Value Fund. See below.)

The entity through which you are selling your shares is responsible for transmitting the order to the Funds, and it may have an earlier cut-off for sale requests. Consult that entity for specific information. If your sell order has been received by the Funds prior to the time designated by the Funds for receiving orders on a specific day, you will not receive the dividend, if any, declared for that day.

Shareholder Information

Systematic Withdrawal Plan- Investment A, Investment B, and Investment C shares only

You may make automatic withdrawals on a monthly, quarterly or annual basis on the first day of that period that the Funds are open for business. Please contact Fifth Third Securities, Inc. or your financial institution for more information.

Postponement of Redemption Payments

Any Fund may delay sending to you redemption proceeds for up to 7 days, or during any period when (a) trading on the NYSE is restricted by applicable rules and regulations of the SEC, (b) the NYSE is closed for other then customary weekend and holiday closings, (c) the SEC has by order permitted such suspension, or (d) an emergency exists as determined by the SEC. If you experience difficulty making a telephone redemption during periods of drastic economic or market change, you can send your request by regular mail to: Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706, or by express mail to:
Fifth Third Funds, c/o BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219-3035.


Instructions for Sales by Former Maxus Funds Shareholders

If you held in your name (rather than through a brokerage account) Investor shares of the Maxus Income Fund, the Maxus Equity Fund, the Maxus Laureate Fund, or the Maxus Aggressive Value Fund at the time those funds were merged into one of the Funds, and you continue to hold in your name the shares of the Fifth Third Fund you received in the consolidation or by way of a subsequent exchange, you may sell your Fifth Third Fund shares directly by contacting the Funds rather than through Fifth Third Securities, Inc. or another financial institution.


By telephone

                            Call 1-800-282-5706 with instructions as to how you wish to receive your funds (mail, wire). The Funds make every effort to insure that telephone redemptions are only made by authorized traders. All telephone calls are recorded for your protection and you will be asked for information to verify your identity.


By mail
                            1. Write a letter of instruction indicating:
                               .  your Fund and account number
                               .  amount you wish to redeem
                               .  address where your check should be sent
                               .  account owner(s) signature
                            2. Mail to:
                               Fifth Third Funds
                               P.O. Box 182706
                               Columbus, OH 43218-2706

Shareholder Information

By overnight service

                           1. Write a letter of instruction indicating:
                              .  your fund and account number
                              .  amount you wish to redeem
                              .  address where you want check to be sent
                              .  account owner(s) signature
                           2. Send to:
                              Fifth Third Funds
                              c/o BISYS Fund Services
                              3435 Stelzer Road
                              Columbus, OH 43219-3035


By wire transfer
(Option available only if previously set up on account.)

                           Call 1-800-282-5706 to request a wire transfer.

                           If you call by the time designated by the Funds, your payment will normally be wired to your bank on the next business day.

                           The Fund may charge a wire transfer fee of $8. Note:
                           Your financial institution may also charge a separate fee.


Systematic Withdrawal Plan

                           To activate this feature call 1-800-282-5706.


When Written Redemption Requests are Required

You must request redemptions in writing in the following situations:

1. Redemptions from Individual Retirement Accounts ("IRAs").

2. Redemption requests requiring a signature guarantee, which include each of the following.
   . Your account address has changed within the last 10 business days
   . The check is not being mailed to the address on your account
   . The check is not being made payable to the owner(s) of the account
   . The redemption proceeds are being transferred to another Fund account with a different registration
   . The redemption proceeds are being wired to instructions currently not on your account

Shareholder Information

Signature guarantees may be obtained from a U.S. stock exchange member, a U.S. commercial bank or trust company, or any other financial institution that is a member of the STAMP (Securities Transfer Agents Medallion Program), MSP (New York Stock Exchange Medallion Signature Program) or SEMP (Stock Exchanges Medallion Program). Members are subject to dollar limitations, which must be considered when requesting their guarantee. The Transfer Agent may reject any signature guarantee if it believes the transaction would otherwise be improper.

The Trust does not accept signatures guaranteed by a notary public.

Redemptions Within 15 Days of Initial Investment

When you have made your initial investment by check, you cannot redeem any portion of it until the Transfer Agent is satisfied that the check has cleared (which may require up to 15 business days). You can avoid this delay by purchasing shares with a certified check, or by wire.

Closing of Small Accounts

If your account falls below $1,000 because of redemptions, a Fund may ask you to increase your balance. If it is still below the minimum after 30 days, the Fund may close your account and send you the proceeds at the current NAV.

Shareholder Information

Exchanging Your Shares

You may exchange your Institutional shares for Institutional shares of any other Fifth Third Fund. No transaction fees are charged for exchanges. Be sure to read the Prospectus carefully of any Fund into which you wish to exchange shares.

You may exchange your Advisor, Investment A, Investment B or Investment C shares for the same class of shares of any other Fifth Third Fund. No transaction fees are charged for exchanges. Be sure to read the Prospectus carefully of any Fund into which you wish to exchange shares.

You must meet the minimum investment requirements for the Fund into which you are exchanging. Exchanges from one Fund to another are taxable for investors subject to federal or state income taxation. These procedures apply only to exchanges between existing accounts.

Instructions for Exchanging Shares -

Institutional Shares. To exchange your shares, call the Trust and Investment Department at Fifth Third Bank, Fifth Third Securities, Inc. - Institutional Investment Division, the sponsor of your qualified employee retirement plan or the broker-dealer, investment advisor, financial planner or other institution through which you purchased your shares for exchange procedures or call 1-888-799-5353.

Advisor, Investment A, Investment B, and Investment C shares. If exchanging shares through your financial institution, ask it for exchange procedures or call 1-888-799-5353. (Special rules apply for former Investor shareholders of the Maxus Funds. See below.)

Automatic Exchanges - Investment A, Investment B, and Investment C shares only

You can use the Funds' Automatic Exchange feature to purchase shares of the Funds at regular intervals through regular, automatic redemptions from a Fund. To participate in the Automatic Exchange Program or to change the Automatic Exchange instructions on an existing account, contact Fifth Third Securities, Inc. or your financial institution.

Notes on exchanges

To prevent disruption in the management of the Funds, market timing strategies and frequent exchange activity may be limited by the Funds. Although not anticipated, the Funds may reject exchanges, or change or terminate rights to exchange shares at any time.

When exchanging from a Fund that has no sales charge or a lower sales charge to a Fund with a higher sales charge, you will pay the difference.

Shares of the new Fund must be held in the same account name, with the same registration and tax identification numbers, as the shares of the old Fund.

The Exchange Privilege may be changed or eliminated at any time.

The Exchange Privilege is available only in states where shares of the Funds may be sold.

All exchanges are based on the relative net asset value next determined after the exchange order is received by the Funds.

Shareholder Information

Instructions for Exchanges by Former Maxus Funds Shareholders

If you held in your name (rather than through a brokerage account) Investor shares of the Maxus Income Fund, the Maxus Equity Fund, the Maxus Laureate Fund, or the Maxus Aggressive Value Fund at the time those funds were merged into one of the Funds, and you continue to hold in your name the shares of the Fifth Third Fund you received in the merger or by way of a subsequent exchange, you may exchange your Fifth Third Fund shares for Advisor shares of any other Fifth Third Fund directly by contacting the Funds rather than going through Fifth Third Securities, Inc. or another financial institution.

To make an exchange, send a written request to Fifth Third Funds, P.O. Box 182706, Columbus, OH 43218-2706, or call 1-800-282-5706. Please provide the following information:

 . Your name and telephone number

 . The exact name on your account and account number

 . Taxpayer identification number (usually your Social Security number)

 . Dollar value or number of shares to be exchanged

 . The name of the Fund from which the exchange is to be made

 . The name of the Fund into which the exchange is being made

Automatic Exchanges

To participate in the Automatic Exchange Program or to change the Automatic Exchange instructions on an existing account or to discontinue the feature, write to: Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706.

If shares of a Fund are purchased by check, those shares cannot be exchanged until your check has been collected. This could take 15 days or more.

Shareholder Information

Distribution Arrangements/ Sales Charges for Stock and Bond Funds

This section describes the sales charges and fees you will pay as an investor in different share classes offered by the Funds and ways to qualify for reduced sales charges.


                   Institutional        Advisor              Investment A          Investment B           Investment C
                   None                 None                Front-end sales       No front-end          No front-end sales
Sales Charge                                                charge; reduced       sales                 charge. A contingent
(Load)                                                      sales charges         charge. A             deferred sales
                                                            available.            contingent            charge (CDSC) will
                                                                                  deferred              be imposed on
                                                                                  sales charge          shares redeemed
                                                                                  (CDSC) will be        within 12 months
                                                                                  imposed on shares     after purchase.
                                                                                  redeemed within 6
                                                                                  years after
                                                                                  purchase.

Shareholder Information

                     Institutional          Advisor                Investment A            Investment B         Investment C
                     None                   Subject to annual     Subject to annual       Subject to           Subject to
Distribution/Service                        distribution and      distribution and        annual               annual
(12b-1) Fee                                 shareholder           shareholder             distribution and     distribution and
                                            servicing fees        servicing fees          shareholder          shareholder
                                            of up to              of up to                servicing fees of    servicing fees of
                                            0.50% of the          0.25% of the            up to 1.00% of       up to 0.75% of
                                            Fund's assets.        Fund's assets.          the Fund's           the Fund's assets.
                                                                                          assets.              (Also subject to a
                                                                                                               non-12b-1 fee for
                                                                                                               shareholder
                                                                                                               servicing of up to
                                                                                                               0.25% of the
                                                                                                               Fund's assets.)

Fund Expense       Lower annual expense   Higher annual         Lower annual              Higher annual        Higher annual
                   than all other         expenses than         expenses than Advisor,    expenses than        expenses than
                   shares.                Institutional and     Investment B, and         Investment A         Investment A
                                          Investment A          C shares.                 shares.              shares.
                                          shares.

Conversion         None                   None                  None                      Converts to           None
                                                                                          Investment
                                                                                          A shares after
                                                                                          8 years.

Calculation of Sales Charges

Investment A shares

Investment A shares are sold at their public offering price. This price includes the initial sales charge. Therefore, part of the money you send to the Funds will be used to pay the sales charge. The remainder is invested in Fund shares. The sales charge decreases with larger purchases. There is no sales charge on reinvested dividends and distributions.

The current sales charge rates are as follows:

                                                        Sales Charge    Sales Charge
                                                          as a % of       as a % of
                     Your Investment                   Offering Price  Your Investment
                     Less than $50,000                          4.50%            4.71%
                     $50,000 but less than $100,000             4.00%            4.17%
                     $100,000 but less than $150,000            3.00%            3.09%
                     $150,000 but less than $250,000            2.00%            2.04%
                     $250,000 but less than $500,000            1.00%            1.01%
                     $500,000 or more                           0.00%            0.00%

Shareholder Information

If you have a Club 53 Account, One Account Advantage or Platinum One Account through Fifth Third Bank, you are eligible for the following reduced sales charges:

                                                        Sales Charge    Sales Charge
                                                          as a % of       as a % of
                      Your Investment                   Offering Price  Your Investment
                      Less than $50,000                          3.97%            4.13%
                      $50,000 but less than $100,000             3.47%            3.59%
                      $100,000 but less than $150,000            2.47%            2.53%
                      $150,000 but less than $250,000            1.47%            1.49%
                      $250,000 but less than $500,000            0.47%            0.47%
                      $500,000 and above                         0.00%            0.00%

If you purchase $500,000 or more of Investment A shares and do not pay a sales charge, and you sell any of those shares before the first anniversary of purchase, you will pay a 1% contingent deferred sales charge, or CDSC, on the portion redeemed at the time of redemption. The CDSC will be based upon the lowest of the NAV at the time of purchase and the NAV at the time of redemption. In any sales, certain shares not subject to the CDSC (i.e., shares purchased with reinvested dividends or distributions) will be redeemed first followed by shares subject to the lowest CDSC (typically shares held for the longest time).

Sales Charge Reductions

   You may qualify for reduced sales charges under the following circumstances.

 . Letter of Intent. You inform the Fund in writing that you intend to purchase at least $50,000 of Investment A shares over a 13-month period to qualify for a reduced sales charge. You must include up to 4.50% of the total amount you intend to purchase with your letter of intent. Shares purchased under the non-binding Letter of Intent will be held in escrow until the total investment has been completed. In the event the Letter of Intent is not completed, sufficient escrowed shares will be redeemed to pay any applicable front-end sales charges.

 . Rights of Accumulation. When the value of shares you already own plus the amount you intend to invest reaches the amount needed to qualify for reduced sales charges, your added investment will qualify for the reduced sales charge.

 . Combination Privilege. Combine accounts of multiple Funds or accounts of immediate family household members (spouse and children under 21) to achieve reduced sales charges.

Investment B shares

Investment B shares are offered at NAV, without any up-front sales charge. Therefore, all of the money that you send to the Funds is used to purchase Fund shares. If you sell your Investment B shares before the end of the sixth year after purchase, however, you will pay a contingent deferred sales charge, or CDSC, at the time of redemption. The CDSC will be based upon the lower of the NAV at the time of purchase and the NAV at the time of redemption. In any sale, certain shares not subject to the CDSC (i.e., shares purchased with reinvested dividends or distributions) will be redeemed first, followed by shares subject to the lowest CDSC (typically shares held for the longest time).

Shareholder Information

Investment B shares are subject to the following CDSC schedule:

                                                             % of NAV (at time of purchase or sale
                         Year of Redemption After Purchase    if lower) deducted from proceeds
                         During the first year                                                 5%
                         During the second year                                                4%
                         During the third or fourth years                                      3%
                         During the fifth year                                                 2%
                         During the sixth year                                                 1%
                         During the seventh or eight years                                     0%

Sales Charge Waivers

Investment A shares

   The following transactions qualify for waivers of sales charges that apply to Investment A shares:

 . Shares purchased by investment representatives through fee-based investment products or accounts.

 . Reinvestment of distributions from a deferred compensation plan, agency, trust, or custody account that was maintained by the advisor or its affiliates or invested in any Fifth Third Fund.

 . Shares purchased for trust or other advisory accounts established with the Advisor or its affiliates.

 . Shares purchased by directors, trustees, employees, and family members of the Advisor and its affiliates and any organization that provides services to the Funds; retired Fund trustees; dealers who have an agreement with the Distributor; and any trade organization to which the Advisor or the Administrator belongs.

 . Shares purchased in connection with 401(k) plans, 403(b) plans and other employer-sponsored qualified retirement plans, "wrap" type programs non-transactional fee fund programs, and programs offered by fee-based financial planners and other types of financial institutions (including omnibus service providers).

 . Distributions from Qualified Retirement Plans. There also is no sales charge for Fund shares purchased with distributions from qualified retirement plans or other trusts administered by Fifth Third Bank.

Investment B shares

   The CDSC will be waived under certain circumstances, including the following:

 . Minimum required distributions from an IRA or other qualifying retirement plan to a shareholder who has attained age 70 1/2.

 . Redemptions from accounts following the death or disability of the shareholder.

 .  Investors who purchased through a participant directed defined benefit plan.

 .  Returns of excess contributions to certain retirement plans.

 . Distributions of less than 12% of the annual account value under the Systematic Withdrawal Plan.

 . Shares issued in a plan of reorganization sponsored by Fifth Third Bank, or shares redeemed involuntarily in a similar situation.

Shareholder Information

Investment C shares

Class C shares are offered at NAV, without any up-front sales charge. Therefore, all the money you send to the Funds is used to purchase Fund shares. If you sell your Investment C shares before the first anniversary of purchase, however, you will pay a 1% contingent deferred sales charge or CDSC, at the time of redemption. The CDSC will be based upon the lower of the NAV at the time of purchase and the NAV at the time of redemption. In any sale, certain shares not subject to the CDSC (i.e., shares purchased with reinvested dividends or distributions) will be redeemed first, followed by shares subject to the lowest CDSC (typically shares held for the longest time).

Reinstatement Privilege

If you have sold Investment A shares and decide to reinvest in the Fund within a 90 day period, you will not be charged the applicable sales load on amounts up to the value of the shares you sold. You must provide a written reinstatement request and payment within 90 days of the date your instructions to sell were processed.

Distribution/Service (12b-1) Fees for Advisor, Investment A, Investment B, and Investment C Shares only

12b-1 fees compensate the Distributor and other dealers and investment representatives for services and expenses related to the sale and distribution of the Fund's shares and/or for providing shareholder services.

In particular, these fees help to defray the Distributor's costs of advancing brokerage commissions to investment representatives.

12b-1 fees are paid from Fund assets on an ongoing basis, and will increase the cost of your investment.

12b-1 fees may cost you more than paying other types of sales charges.

The 12b-1 fees vary by share class as follows:

 . Advisor shares may pay a 12b-1 fee at an annual rate of up to 0.50% of the average daily net assets of the applicable Fund which the Distributor may use for shareholder servicing and distribution.

 . Investment A shares may pay a 12b-1 fee at an annual rate of up to 0.25% of the average daily net assets of the applicable Fund which the Distributor may use for shareholder servicing and distribution.

 . Investment B shares pay a 12b-1 fee at an annual rate of up to 1.00% of the average daily net assets of the applicable Fund. The Distributor may use up to 0.25% of the 12b-1 fee for shareholder servicing and up to 0.75% for distribution.

 . Investment C shares pay a 12b-1 fee of up to 0.75% of the average daily net assets of the applicable Fund which the Distributor may use for distribution. This will cause expenses for Investment C shares to be higher and dividends to be lower than for Investment A shares. The higher 12b-1 fee on Investment C shares, together with the CDSC, help the Distributor sell Investment C shares without an "up-front" sales charge. In particular, these fees help to defray the Distributor's costs of advancing brokerage commissions to investment representatives.

Please note that Investment C shares pay a non-12b-1 shareholder servicing fee of up to 0.25% of the average daily net assets of the applicable Fund.

Over time shareholders will pay more than the equivalent of the maximum permitted front-end sales charge because 12b-1 distribution and service fees are paid out of the Fund's assets on an on-going basis.

Shareholder Information

Conversion to Investment A Shares

Investment B shares convert automatically to Investment A shares 8 years after purchase. After conversion, the 12b-1 fees applicable to your shares are reduced from 1.00% to 0.25% of the average daily net assets.

Dealers Incentives

BISYS, the distributor of Fund shares, in its discretion, may pay all dealers selling Investment A shares or Investment B shares all or a portion of the sales charges it normally retains.

Dividends And Capital Gains

All dividends and capital gains will be automatically reinvested unless you request otherwise. You can receive them in cash or by electronic funds transfer to your bank account if you are not a participant in an IRA account or in a tax qualified plan. There are no sales charges for reinvested distributions. Dividends are higher for Institutional shares than for Advisor, Investment A, Investment B or Investment C shares, because Institutional shares have lower operating expenses than Advisor, Investment A, Investment B or Investment
C shares.

Distributions are made on a per share basis regardless of how long you've owned your shares. Therefore, if you invest shortly before the distribution date, some of your investment will be returned to you in the form of a taxable distribution.

Dividends, if any, are declared and paid monthly by the Strategic Income Fund. Dividends, if any, are declared and paid quarterly by the Multicap Value Fund and Microcap Value Fund. Dividends if any, are declared and paid annually by the Worldwide Fund. Capital gains, if any, are distributed at least annually. Taxation

Federal Income Tax

Each Fund expects to distribute substantially all of its investment income (including net capital gains and tax-exempt interest income, if any) to its shareholders. Unless otherwise exempt or as discussed below, shareholders are required to pay federal income tax on any dividends and other distributions, including capital gains distributions received. This applies whether dividends and other distributions are received in cash or as additional shares. Distributions representing long-term capital gains, if any, will be taxable to shareholders as long-term capital gains no matter how long the shareholders have held the shares.

Distributions are taxable to shareholders even if they are paid from income or gains earned by a Fund before a shareholder's investment (and thus were included in the price paid).

Any gain from the sale or exchange of Fund shares will generally also be subject to tax.

This is a brief summary of certain federal income tax consequences relating to an investment in the Funds, and shareholders are urged to consult their own tax advisors regarding the taxation of their investments under federal, state and local laws.

Financial Highlights

The financial highlights table is intended to help you understand the Funds' financial performance for the past 5 years or, if shorter, the period of the Funds' operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned [or lost] on an investment in the Fund (assuming reinvestment of all dividends and distributions). Financial highlights for the Strategic Income Fund, the Multicap Value Fund, the Worldwide Fund, and the Microcap Value Fund are not presented because the Funds had not commenced operations as of July 31, 2000.

Addresses

------------------------------------------------------------------------------------------------------------------------------------
Fifth Third Strategic Income Fund                                                        Fifth Third Funds
Fifth Third Multicap Value Fund                                                          c/o Fifth Third Bank
Fifth Third Worldwide Fund                                                               38 Fountain Square Plaza
Fifth Third Microcap value Fund                                                          Cincinnati, Ohio 45263

------------------------------------------------------------------------------------------------------------------------------------

Investment Advisor                                                                       Fifth Third Asset Management
                                                                                         38 Fountain Square Plaza
                                                                                         Cincinnati, Ohio 45263

------------------------------------------------------------------------------------------------------------------------------------

Custodian, Transfer Agent, Dividend Disbursing Agent,
  and Sub-Administrator                                                                  Fifth Third Bank
                                                                                         38 Fountain Square Plaza
                                                                                         Cincinnati, Ohio 45263

------------------------------------------------------------------------------------------------------------------------------------

Distributor, Administrator, and Sub-Transfer Agent                                       BISYS Fund Services Limited Partnership
                                                                                         3435 Stelzer Road
                                                                                         Columbus, Ohio 43219

------------------------------------------------------------------------------------------------------------------------------------

Independent Auditors                                                                     Arthur Andersen LLP
                                                                                         Suite 1500
                                                                                         425 Walnut Street
                                                                                         Cincinnati, Ohio 45202

------------------------------------------------------------------------------------------------------------------------------------

The following additional information is available to you upon request and without charge.

Annual/Semiannual Reports (Reports):
The Funds' annual and semi-annual reports to shareholders contain additional information on the Funds' investments.


Statement of Additional Information (SAI): The SAI provides more detailed information about the Funds, including their operations and investment policies. It is incorporated by reference and is legally considered a part of this prospectus.


You can get free copies of Annual and Semi-Annual Reports, the SAI, prospectuses of other Fifth Third Funds, or request other information and discuss your questions about the Funds by contacting a broker or other financial institution that sells the Funds. In addition, you may contact the Funds at:

                               Fifth Third Funds
                             c/o Fifth Third Bank
                            38 Fountain Square Plaza
                            Cincinnati, Ohio 45263
                          Telephone:  1-888-799-5353
                         Internet:  http://www.53.com*

              *The Funds' website is not part of this Prospectus.

You can review the Annual and Semi-Annual Reports and the SAI at the Public Reference Room of the Securities and Exchange Commission. You can get copies:

 . For a fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-0102 or calling 1-202-942-8090, or by electronic request, by e-mailing the SEC at the following address: publicinfo@sec.gov.

 .  At no charge from the Commission's Website at http://www.sec.gov.


                           [LOGO] Fifth Third Funds

                                       Investment Company Act file no. 811-5669.